                       [LETTERHEAD OF COOPERS & LYBRAND]

                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-4 (File No. 333-46423) of our report dated February 20, 1998, on our audits of the consolidated financial statements of The Limited, Inc. as of January 31, 1998 and February 1, 1997, and for the years ended January 31, 1998, February 1, 1997 and February 3, 1996. We also consent to the reference to our Firm under the caption "Experts".


                                                /s/ Coopers & Lybrand L.L.P.
                                                COOPERS & LYBRAND L.L.P.


Columbus, Ohio
April 14, 1998